Exhibit 10.7

                         LICENSE AGREEMENT    D03180

      This License Agreement (the "Agreement"), when executed by both parties, is effective as of the 1st day of January 2004, by and between Marvel Enterprises Inc., a Delaware corporation with offices at 10 East 40th Street, New York, NY 10016 ("Enterprises") and Marvel Characters, Inc., a Delaware corporation with an office at 10474 Santa Monica Boulevard, Suite 206, Los Angeles, California 90025 ("Character", Enterprises and Character, collectively "Marvel"), on the one hand and the party identified below ("Licensee") on the other.

1.    BASIC INFORMATION AND TERMS
      ---------------------------


(a) Licensee:                                                                         Numbered
                                                                                       Section
                                                                                      --------


Bravo! Foods International Corp.    Attention:  Mike Edwards
11300 US Highway #1, Ste. 202       Tel:  561-625-1411
North Palm Beach, FL 33408          Fax:  561-625-1413
                                    Email:  mike.edwards@bravobrands.com

(b) Characters:                                                                          2
    -----------
                                    The following characters as they appear in
                                    Marvel's comic book publications sold at retail
                                    (excluding characters and/or the portrayal of
                                    characters in comics based upon motion picture,
                                    television, video games or any other entertainment
                                    products) limited to:

                                    Spider-Man, Peter Parker, Aunt May, Mary Jane
                                    Watson Parker, J. Jonah Jameson, Green Goblin,
                                    Venom, Black Cat, Kraven the Hunter.

                                    Beast, Colossus, Cyclops, Gambit, Archangel,
                                    Jean Grey, Professor X, Psylocke, Rogue, Storm,
                                    Wolverine, Iceman, Bishop and Cable, Juggernaut,
                                    Magneto, Sabretooth, Sentinels, Blob, Apocalypse,
                                    Mystique and Toad.

                                    Mr. Fantastic, The Thing, The Human Torch, The
                                    Invisible Woman, Dr. Doom and Mole Man.

                                    The Incredible Hulk, Abomination, The Leader.

                                    Captain America, Iron Man

                                    Daredevil,  Elektra and Kingpin.

                                    The following characters as they appear in the
                                    Spider-Man and Friends kids toy style guide limited
                                    to: Spider-Man, Spider-Girl, Storm, Wolverine, Hulk
                                    and Captain America. The characters must appear in
                                    a group of at least three or more.  If there are
                                    only three characters, two characters cannot be in
                                    the same group.  Spider-Man and Spider-Girl are in
                                    a group and Wolverine and




                                    Storm are in another group.  For example,
                                    Spider-Man, Spider-Girl and Hulk is not allowed,
                                    but Spider-Man, Hulk and Wolverine is allowed.
                                    However, individual characters may appear if the
                                    multiple character heads logo prominently appears
                                    and is 25% of the size of the actual character
                                    image on the Licensed Article. No one character
                                    may be more prominent than another.

(c) Licensed Articles:                                                                   3(a)
    ------------------
                                    Extended Shelf Life and Aseptic UHT Flavored Milk
                                    in the following sizes: 8 oz., 11.2 oz and 16 oz.

                                    Outside of the United States, Licensee may sell
                                    "Kits" which consist of production rights to
                                    manufacture Extended Shelf Life and Aseptic UHT
                                    Flavored Milk in the following sizes: 8 oz., 11.2
                                    oz and 16 oz., and proprietary flavor ingredients
                                    and vitamins included therein.

                                    Licensee shall not sell Kits within the United
                                    States.


(d) Territory/Channels of                                                                3(b)
    ---------------------
    Distribution:
    -------------

     (i) Territory:
         ----------                 United States and its territories, Saudi Arabia,
                                    Kuwait; Baharain; Qatar; Oman; United Arab Emirates;
                                    Lebanon; Egypt; Jordan and Syria.

     (ii) Channels of
          -----------
          Distribution:
          -------------             1.  Gift
                                    2.  Specialty
                                    3.  Catalog
                                    4.  Drug Stores
                                    5.  Mid-Tier
                                    6.  Internet-may only be sold or shipped within the
                                        territory specified in Section 1(d) (i)
                                    7.  Comic Book
                                    8.  Mass Market
                                    9.  Grocery
                                    10. Upstairs
                                    11. Vending Machines - all locations
                                    12. Schools - EXCLUDING SCHOOL LUNCH PROGRAMS.
                                        Notwithstanding the foregoing Licensee may
                                        participate in "a la carte" programs.
                                    13. Direct Sales method, including internet direct
                                        sales-may only be sold or shipped within the
                                        Territory specified in Section 1(d)(i)
                                    14. Club Stores
                                    15.  Theme Parks
                                    16.  Movie Theaters




(e) Term:                                                                                3(c)
    -----

      Commencement Date:            February 1, 2004

      Expiration Date:              January 31, 2005, subject to Option (defined below).

(f) Exclusive/Non-                  Non-Exclusive, subject to exclusivity terms in
    --------------                  Section 3(a).                                        3(a)
    Exclusive:
    ----------

(g) Royalty Rate:                                                                        5(a)
    -------------

    (i) Percentage:
        -----------                 percent (  %) of Net Sales of sales directly
                                    to consumers;

                                    percent (  %) of Net Sales in all other instances,
                                    except   percent (  %) of Net Sales for Kits
                                    (defined in Section 1(c) above).

    (ii) Per Article Royalty:
         --------------------       N/A

(h) Minimum Royalty Guarantee:                                                           5(b)
    --------------------------

      Advance:                      payable upon the signing of this Agreement by
      --------                      Licensee.

      Balance:                      payable on or before March 1, 2004.
      --------

(i) Advertising/Promotion Commitment/Common Marketing Fund:                              13(c)
    -------------------------------------------------------

    Advertising/Promotion:   One (1) page of advertising in Marvel's Full Network at
    $    to be paid and placed on or before June 30, 2004. If Licensee exercises the
    Option to extend the Term, then Licensee shall purchase one (1) additional page
    of advertising in Marvel's Full Network at $     to be paid and placed on or
    before June 30, 2005.

(j) Artwork Fee:                    Style Guides at $250 per character group or D.A.M.
    ------------                    system for $3000 per year.                           11(a)

(k) Insurance:                      Combined Single Limit of $3,000,000 per occurrence.  10(e)
    ----------

(l) Product Development/Submission Date:              February 28, 2004                   8(b)
    ------------------------------------




(m) Trade Introduction Date:                          March 15, 2004                     15(d)
    ------------------------

(n) Consumer Introduction Marketing Date:             May 1, 2004                        15(e)
    -------------------------------------

(o) Post-Expiration Disposal Period:                  60 Days                            16(e)
    --------------------------------

(p) Earliest On-Shelf Date:                           February 15, 2004                  15(h)
    -----------------------

(q) Stock and Warrant Issuance (see Section 5(f))     750,000 shares of common stock
    ---------------------------------------------     Warrant for 750,000 shares

2.    RECITALS
      --------

      (a) Marvel has rights in and to the names, nicknames, abbreviated names, depictions, likenesses, poses, costumes, emblems, powers, characteristic concepts, themes, settings, pictorial and written graphics and other characteristic elements and contexts of the Characters identified in Section 1(b) hereof (excluding the portrayal and versions of those characters utilized in motion pictures, television films and home-video versions of any thereof, unless otherwise specifically included herein) and any copyrights, trademarks, service marks and other intellectual, literary, artistic, design, moral, industrial or commercial property rights and goodwill in connection with the Characters, incidents, language, artwork, symbols, designs, depictions, likenesses, formats, poses, concepts, themes and graphic, photographic and other visual representations of, relating to and associated with the Characters identified in Section 1(b) hereof (which names, characters, etc. and/or each of the individual components thereof shall hereinafter be referred to as the "Property"), said Property being known and recognized by the general public and associated in the public mind with Marvel.

      (b) Licensee desires to utilize the Property in the manner hereinafter described.

3.    GRANT OF LICENSE
      ----------------

      (a) Licensed Articles. Upon the terms and conditions and with the limitations and exceptions hereinafter set forth, Marvel hereby grants to Licensee and Licensee hereby accepts the non-exclusive license right to utilize the Property but solely upon and in connection with the manufacture, promotion, sale, and distribution of the articles, products and/or services identified in Section 1(c) ("Licensed Articles") and in the Channels of Distribution identified in Section 1(d) (ii) ("Channels of Distribution"). Notwithstanding the immediately preceding sentence and subject to existing license agreements, so long as no default has occurred under this Agreement, Marvel shall not grant the right during the Term to any third party, nor shall Marvel itself, use the Characters in the production of Licensed Articles in the Territory.

      (b) Territory/Channels of Distribution. The license hereby granted extends only to the Territory identified in Section 1(d) (i) and within the Channels of Distribution identified in Section 1(d)(ii) Licensee expressly acknowledges and agrees that it is not licensed or authorized to use the Property, directly or indirectly, in any other area or Channel of Distribution, and that it is not licensed to and will not knowingly sell the Licensed Articles to persons who intend or are likely to resell them in any other area or Channel of Distribution, to the extent this provision is permitted by the applicable law at the time of such use, license or sale. Licensee shall stamp on all invoices, and shall require any affiliated distributor to stamp on its invoices, a prominent legend that states that the Articles are allowed to be sold only within the Territory. In the event that Licensee sells or exploits the Licensed Articles outside either the Territory or Channels of Distribution in violation of this Section 3(b), notwithstanding Sections 1(o) and 5(a), the royalty due Marvel on such sales shall be the Net Sales.

      (c) Term. The license hereby granted shall commence on the Commencement Date and terminate automatically on the Expiration Date (the "Term") set forth in Section 1(e) or the expiration of any renewal as provided herein, unless sooner terminated in accordance with the provisions hereof. Licensee shall have an option (the "Option") to extend the Term by one (1) additional year (February 1, 2005 through January 31, 2006) for a non-cross collateralized Additional Minimum Royalty Guarantee of Seventy Five percent (75%) of earned royalties calculated up to 11/31/04 plus a good faith projection for the remaining two months of the Term plus an additional advertisement (See Section 1(i)); if all of the following obligations are met: (x) Licensee earns at least Two Hundred Thousand Dollars ($200,000) in royalties calculated up to 11/31/04 plus a good faith projection for the remaining two months of the Term (y) Licensee is not in breach or default of the terms of this Agreement prior to 11/15/04 and (z) a written notice by Licensee requesting Option is received by Marvel no
later than 11/15/04.   Royalties earned during the initial Term shall not
be applied (not cross-collateralized) against the royalties due Marvel for the Additional Minimum Royalty Guarantee.

      (d) Scope of License. Notwithstanding anything contained herein to the contrary, nothing in this Agreement shall be construed to prevent Marvel from granting any other licenses for the use of the Property, in connection with the Licensed Articles, for the Territory or Channels of Distribution to which this license extends, during the Term of this license or from utilizing directly or through one or more subsidiaries and affiliates the Property in any manner whatsoever. Licensee hereby acknowledges that the aforesaid licenses or uses do not conflict with or derogate from any rights being granted to Licensee hereunder.

      (e) First Negotiation. Marvel hereby agrees that Licensee shall have the right of first negotiation during the Term for the rights to the Licensed Articles in additional territories. Prior to beginning negotiations with a third party regarding the Licensed Articles, Marvel shall give written notice to Licensee of its desire to license the Licensed Articles and during the period commencing upon receipt of said notice and fifteen (15) days therefrom (the "Negotiation Period") Marvel and Licensee shall negotiate exclusively, in good faith, with respect to Licensee's acquisition of such rights. If Marvel and Licensee have not reached agreement upon the expiration of the Negotiation Period, Marvel shall be free to negotiate with third parties with respect to said rights.

4.    RESERVATION OF RIGHTS
      ---------------------

      (a) Marvel hereby reserves all rights not herein specifically granted to Licensee, including but not limited to all rights with respect to the Licensed Articles for any and all Channels of Distribution and/or delivery, including but not limited to premiums or giveaways, direct mail, electronic sales (whether made through the Internet, a commercial online service or otherwise), and for sale at commercial venues presenting a live stage show based upon the Property such as an arena show or a touring mall show. As between the parties, such reserved rights are the sole and exclusive property of, and may be used or exercised solely by, Marvel. Any use or license by Marvel of such reserved rights, in any manner whatsoever, shall not be deemed unfair competition with, interference with, breach of or infringement of any of Licensee's rights hereunder. It is also understood that Marvel is not required to itself continue the production of the Property or any part thereof. The scope of Licensee's rights will not be considered as expanded in any respect, by implication, operation of law or any other means except by a writing in accordance with Section 19(h). All reproduction and use of the Property will accrue solely to the benefit of Marvel. All rights and interests in any derivations, adaptations, compilations, translations, titles and other versions of the Property are the exclusive property of Marvel, regardless of who created, produced or paid for such materials.

      (b) Television, etc. Except only for the visual reproduction or presentation of the actual Licensed Articles licensed hereunder or of the actual packaging therefor or as may be expressly provided in this Agreement, Licensee shall not use the Property or the Licensed Articles identified with the Property in connection with any manner of television, radio, motion picture, filmstrip, webcast, internet broadcast, sound and/or visual recording or transmission device or media, or anything similar to the foregoing now known or hereafter developed without Marvel's prior written approval. The name and/or likeness of any performer portraying any character included within the Property on radio, television, or in any other media or form shall not be deemed to be included in the Property, and the use thereof is not licensed.

5.    ROYALTIES, PAYMENTS, REPORTS AND RECORDS
      ----------------------------------------

      (a) Royalties. Licensee agrees to pay Marvel royalties at the Royalty Rate identified in Section 1(h), determined as follows:

            (i) Royalties shall be calculated by (i) applying the Royalty Rate identified in Section 1(g)(i) to Licensee's Net Sales (defined below).

            (ii) Net Sales shall mean (x) with respect to sales directly to consumers, the number of units of Licensed Articles sold directly to consumers multiplied by the highest actual retail sales price and
      (y) with respect to all other sales not sold as Kits, the number of all other units sold multiplied by the gross invoice price of each Licensed Article and (z) with respect to all other sales for Kits, sold by Licensee to third party manufacturers, the gross invoice price billed to third party manufacturers of the Licensed Articles . The price upon which the Royalty Rate is applied is referred to herein at the "Established Price". The applicable Royalty Rate shall be applied to all sales by Licensee its agents, affiliates, associates, subsidiaries or other related persons or companies ("Related Entities") from the sale or other exploitation of the Licensed Articles or from any use of the Property permitted hereunder. No set-offs or deductions of any kind may be taken in the determination of Net Sales or the royalties due Marvel hereunder except only that:

                  (A) in the determination of Net Sales to all customers,
            other than Net Sales directly to consumers and sales of Kits, Licensee may deduct actual and documented freight charges, standard trade discounts actually given and actual returns for damaged goods; provided that the total deduction for trade discounts and actual returns for damaged goods may not exceed seven percent (7%) of Licensee's total gross sales of the Licensed Articles to all customers, other than sales to consumers.

                  (B) in the determination of Net Sales directly to
            consumers, Licensee may deduct sales taxes , separately itemized shipping actually paid by consumers and returns.

            (iii) In the event that any sale or other exploitation of the Licensed Articles hereunder is made at a price lower than 25% less than the average gross invoice price, the Established Price on any such sale or exploitation shall be calculated as the average gross invoice price, regardless of whether or not Marvel has consented to such reduced price pursuant to Section 13 hereof. Royalties as specified herein shall become due on the last day of each Quarterly Calendar Period, for all Net Sales accruing in that Calendar Period and shall be paid not later than ten (10) days following the end of the Calendar Period, accompanied by the Royalty Report required herein. Net Sales shall be deemed accrued for all purposes hereunder no later than ten (10) days after the invoice to which they relate is issued or the goods to which they relate are shipped, whichever is first to occur.

      (b) Advance and Minimum Royalty Guarantee. Licensee agrees to pay Marvel the Minimum Royalty Guarantee specified in Section 1(j) as a minimum guarantee against royalties to be paid Marvel during the Term of this license. As the first installment of the Minimum Royalty Guarantee, upon the signing hereof, Licensee shall pay Marvel the Advance specified in
Section 1(h). Any unpaid balance of said Minimum Royalty Guarantee shall be paid to Marvel as provided in Section 1(h). No part of the Advance or Minimum Royalty Guarantee shall in any event be repayable or refundable to Licensee.

      (c) Currency and Taxes. All payments to Marvel shall be made in United States Dollars, shall be computed at the exchange rate existing at noon on the last business day preceding the day payment is due to be made hereunder. All payments to Marvel shall be made via wire transfer. If payment is late, Marvel has the option to require that payment be made at the exchange rate existing on the day preceding payment. All taxes, levies, charges or duties imposed on license rights, artwork or similar material, or payments therefor, shall be paid by Licensee and no deductions for such taxes, levies, charges or duties shall be made from amounts owed Marvel hereunder, it being the intent hereof that all royalties payable to Marvel be free and clear of any taxes, levies, charges or duties of any kind whatsoever.

      (d) Royalty Reports. For each Calendar Period specified in Section 5(a)(iii), commencing with the end of the Calendar Period following the Commencement Date of this license and continuing until a final certification of wind-up is delivered, Licensee shall furnish Marvel with a detailed Royalty Report certified to be accurate by an authorized officer of Licensee, showing all information called for by the statement form annexed hereto as Exhibit A for each Licensed Article. Each such Royalty Report shall be furnished to Marvel within ten (10) days after the end of the Calendar Period for which such Royalty Report is made, and shall be accompanied by payment to Marvel of any and all monies due Marvel and by Licensee's most current standard price (setting forth Licensee's wholesale and suggested retail prices) for the Licensed Articles. Such Royalty Report shall be furnished to Marvel whether or not there are any Net Sales during the preceding Calendar Period, and whether or not any monies are then due Marvel. The failure or refusal of Licensee to timely furnish any such Royalty Report or payment shall be deemed a substantial and material breach of this Agreement and shall entitle Marvel to terminate this license as set forth in Section 15(a) hereof. The receipt or acceptance by Marvel of any of the Royalty Reports furnished pursuant to this Agreement or of any payments made hereunder (or the receipt of any wires paid hereunder) shall not preclude Marvel from questioning its accuracy at any time, and in the event that any inconsistencies or mistakes are discovered in such Royalty Reports or payments, they shall immediately be rectified and the appropriate payment made by Licensee, together with interest on any overdue payments at the rate specified in Section 17(c) hereof.

      (e) Records. Licensee shall maintain at its expense, detailed, accurate, full and complete records and books of account covering all transactions by it relating to this Agreement, and Marvel and its duly authorized representatives shall have the right, at least twice during each calendar year during normal business hours, and upon reasonable notice, to examine and/or audit such records and books of account and all other documents and materials in the possession or under the control of Licensee relating or pertaining to the subject matter or provisions of this Agreement and to make copies and/or extracts therefrom. In the event that Marvel's duly authorized representatives shall discover a deficiency for any accounting period of three percent (3%) or more by any such examination and/or audit, Licensee shall pay to Marvel the cost of such examination and/or audit or a $1500 per diem as an Examination

Audit Fee whichever is higher. Upon Marvel's demand, Licensee shall at its own expense furnish Marvel with a detailed report by an independent certified public accountant on the accuracy and preparation of the aforesaid Royalty Reports. Licensee shall keep all such books of account and records available to Marvel for at least two (2) years after the termination or expiration of this license. If Licensee fails to keep and disclose such records, Marvel shall have the right to estimate, and demand payment for, such additional royalty as may be indicated owing by such trade information as may be available.

      (f)   Additional Compensation.

            (i) Grant of Common Stock. Licensee agrees to grant to Marvel, as of the date hereof, for no additional charges or fees, Seven Hundred and Fifty Thousand (750,000) fully paid and non-assessable shares of common stock, par value $0.001 per share, of the Licensee ("Common Shares").

            (ii) Warrant. Licensee agrees to grant to Marvel, concurrently with the execution hereof, for no additional charges or fees, a warrant, in the form attached hereto as Exhibit D, for the purchase of an additional Seven Hundred and Fifty Thousand (750,000) Common Shares (the "Warrant").

            (iii) Registration Rights. Subject to an agreement to be negotiated by the parties hereto, Marvel shall have "piggyback" registration rights with respect to the registration, under the Securities Act of 1933, of Marvel's sale of (i) all Common Shares granted to Marvel hereunder and (ii) all Common Shares for which the Warrant is exercisable, together in each case with any other securities of the Licensee that may be issued as dividends or distributions on the foregoing (collectively, the "Registrable Securities"). In addition, in the event that a registration statement covering Marvel's sale of the Registrable Securities has not become effective by June 30, 2004, then Marvel shall have the right to demand, at any time, that Licensee file such a registration statement, and Licensee agrees that it shall, upon any such demand, file such a registration statement as expeditiously as reasonably possible, at Licensee's expense.

6.    MARVEL'S TITLE AND GOODWILL
      ---------------------------

      (a) General. Licensee acknowledges (i) that Marvel is the owner of all right, title and interest in and to the Property, (ii) the great value of the goodwill associated with the Property, and that the Property has acquired secondary meaning in the mind of the public and (iii) that the trademarks and copyrights included in the Property, and the registrations therefor, are valid and subsisting. Licensee further agrees that it shall not during the Term of this license or at any time thereafter dispute or contest directly or indirectly, or do or cause to be done any act which in any way contests, impairs or tends to impair Marvel's exclusive rights and title to the Property, as well as any properties owned by Marvel which are not licensed hereunder, or the validity thereof or the validity of this Agreement, and shall not assist others in so doing.

      (b) Representations of Ownership, etc. Licensee shall not in any manner represent that it has any ownership in the Property, or in any properties owned by Marvel which are not licensed hereunder, or in any trademarks or copyrights included in the Property (or registrations therefor), but may, only during the Term of this license, and only if Licensee has complied with all laws and registration requirements within the Territory for so doing, represent that it is a "licensee" or "official licensee" hereunder. Licensee shall not register or attempt to register any copyright or trademark in the Property, or in any properties owned by Marvel which are not licensed hereunder, in its own name or that of any third party, nor shall it assist any third party in doing so.

      (c) Use for Benefit of Marvel. Licensee agrees that any and all uses and sales by Licensee of the Property under this Agreement shall inure to the benefit of Marvel and that neither such uses or sales nor anything contained in this Agreement shall give or assign Licensee or any other person or entity any right, title or interest in the Property, or in any properties owned by Marvel which are not licensed hereunder, except the right to use the Property specifically in accordance with the provisions of this Agreement.

7.    PROTECTION OF RIGHTS-INCLUDING COPYRIGHTS AND TRADEMARKS
      --------------------------------------------------------

      (a) General. Licensee shall cooperate fully and in good faith with Marvel for the purpose of Marvel's securing and preserving Marvel's (or any grantor of Marvel's) rights in and to the Property. Upon creation of Licensed Articles embodying the Property, Licensee shall be deemed to have automatically assigned to Marvel all copyrights in the Property (and all adaptations, compilations, modifications, translations and versions thereof) embodied in the Licensed Articles. In addition, Licensee shall execute any instruments requested by Marvel to accomplish or confirm the foregoing and hereby irrevocably appoints Marvel as its attorney-in-fact to execute such instruments if Licensee does not do so. Any such assignment shall be without consideration other than the mutual covenants and considerations of this Agreement. In order to further secure to Marvel the rights granted under Section 16(f) hereof, Licensee agrees not to grant to any third party a security interest in, or otherwise encumber, either (i) the Licensed Articles (as inventory or otherwise) or (ii) the accounts arising out of the sale of the Licensed Articles.

      (b) Trademarks. Licensee acknowledges and agrees that the names, characters, symbols, designs, likenesses, and visual representations, among other things, comprising the Property are owned by Marvel, and that Licensee shall cause to appear on everything which uses, bears or displays the Property or any part thereof, including all Licensed Articles, tags, labels and the advertising, promotional, packaging and display material therefor, a notice proclaiming and identifying the relevant portions of the Property appearing therein as properties of Marvel, as, for example, by labeling each name and character likeness with this Trademark and Copyright notice: Name(s) of character(s)] and the distinctive likeness(es) thereof are Trademarks of Marvel Characters, Inc. and are used with permission. Copyright (C) [year of first publication of Marvel material by Licensee, in Arabic numerals] Marvel Characters, Inc. All Rights Reserved. www.marvel.com, or otherwise as Marvel may deem appropriate.

      (c) Notice of Supervision. Every Licensed Article and all advertising, promotional, packaging and display material therefor shall also bear this notice of supervision: This [Description of Licensed Article] is produced under license from Marvel Characters, Inc. (or an equivalent if given prior written approval by Marvel) in order to notify the public that Marvel's standards are maintained.

      (d) Reference to Source. It is agreed that all trademarks and other references used by Licensee in connection with the Licensed Articles which might suggest that they are indicias of source, shall, with all of the goodwill relating thereto, inure to the benefit of and be the sole property of Marvel, except only that Licensee may use a house mark upon the Licensed Articles without being deemed to have assigned it to Marvel, provided it fairly appears only as Licensee's house mark.

      (e) Confusing Use. Licensee shall not use, and shall use its best efforts to keep others with whom Licensee does business from using, the Property in any manner likely to cause confusion or doubt in the mind of the public as to the ownership and control thereof or in any manner that does not make clear that the Property is owned and controlled exclusively by Marvel. In addition, Licensee shall not use or co-mingle with the Property, and shall use its best efforts to keep others from using or co-mingling with the Property, any other trademarks, characters or properties, whether owned by Licensee (except

Licensee's "Slammers" trademark or its equivalent) or another, so as to suggest that such other trademarks, etc. may have been created or may be owned, controlled, licensed or approved by Marvel or that they are in any way related to the Property or Marvel.

      (f) Registration. Licensee agrees to fully cooperate with and assist Marvel, at Marvel's expense, in the prosecution of any copyright, trademark or service mark applications concerning the Property that Marvel may desire to file, and for that purpose, Licensee shall, upon request, supply to Marvel enough samples of the Licensed Articles or other material as may be required in connection with any such application. Furthermore, Licensee shall execute any instrument Marvel shall reasonably deem necessary or desirable to record or cancel Licensee as a registered user of the trademarks of Marvel included in the Property, it being understood and agreed that Licensee's right to use the Property and the trademarks included therein in any country for which the filing of a registered user application is required, or is requested by Marvel, shall commence only upon the filing of such registered user application, but shall continue only so long as this license remains in effect.

      (g) Customer Complaints. Licensee shall, in connection with its duty to use the Property so as to promote the continuing goodwill thereof, give immediate attention and take necessary action to satisfy all legitimate customer complaints brought against Licensee in connection with the Licensed Articles or other materials using the Property. Licensee shall give Marvel immediate notice of all complaints that might affect the good standing of the Property or the reputation of Marvel and also of all complaints that might result in legal action between Marvel and any third party, and cooperate with Marvel upon request to achieve as good a reputation and press for the Property as possible.

      (h) Copyright Notice. It is a condition of this license that prior to public distribution, Licensee shall cause to appear the copyright notice specified in Section 7(b) on all Licensed Articles, tags, labels and the advertising, promotional, packaging and display materials therefor, or otherwise as Marvel may instruct in writing or approve upon request.

      (i) Secure Copyrights, etc. Marvel may secure, in its name (or the name of another, including Licensee, if desired by Marvel), to the fullest extent possible, the copyrights in the Property and the registrations, renewals and extensions thereof, embodied in the Licensed Articles, including all adaptations, translations, modifications and versions of the Property. It is also a condition of this license that all Licensed Articles and other materials produced under this Agreement shall be produced as works made for hire for Marvel.

      (j) Claims by Licensee. Licensee shall not commence any court or administrative action against Marvel or against any other licensee of Marvel under the Property without giving Marvel thirty (30) days prior written notice and an opportunity by Marvel and/or such licensee to cure or correct the matter giving rise to the proposed action during said thirty
(30) day period.

8.    QUALITY OF MERCHANDISE AND SERVICES; LICENSEE NAME ON LICENSED
      --------------------------------------------------------------
      ARTICLES
      --------

      (a)  Quality of Merchandise.  Licensee agrees that

            (i) the Licensed Articles shall be of a high standard and of such style, appearance and quality as shall, in the judgment of Marvel, be adequate and suited to their exploitation to the best advantage and to the protection and enhancement of the Property and the goodwill pertaining thereto;

            (ii) the Licensed Articles shall be produced, maintained, manufactured, packaged, sold, distributed, advertised and serviced in accordance with all applicable laws;

            (iii) the policy of sale, distribution, and/or exploitation by Licensee shall be of equivalent high standard and style; and that the same shall in no manner reflect adversely upon the Property or Marvel; and

            (iv) all rights granted in this Agreement shall be exploited and exercised so as not to interfere with, detract from, or alter the concepts used by Marvel or known to the public and that Licensee shall use its best efforts to preserve the concepts therein.

      (b) Approval of Merchandise. Licensee specifically covenants and agrees to keep Marvel informed of its plans for use of the Property, and to consult Marvel as the Licensed Articles are being prepared, so that there will be full opportunity for Marvel to deter Licensee from any use that would alter the successful concepts associated with the Property, including any new concepts Marvel fully develops for the Property. Licensee will consult with Marvel at every stage in designing the Licensed Articles regarding the utilization of the Characters and the Property and shall work with Marvel to obtain Marvel's creative input concerning the Characters and the Property and the overall look and direction of the Licensed Articles. In connection therewith, Licensee shall be faithful in the portrayal of the Characters to the basic conceptualization of the Characters and the Property as well as Marvel's most current style guide for such Characters.
 To this end, before the first display of any kind of the Licensed Articles or such other materials, but in no event later than the Product Development/Submission Date provided in Section 1(l), Licensee shall submit to Marvel's New York Office, to the attention of Senior Contracts Administrator, for written approval without charge, and in a form acceptable to Marvel, all rough designs, concepts and/or prototypes of each item, class, part or category of the Licensed Articles and/or with respect to any Character licensed hereunder. After such rough material has been approved by Marvel, and before any public display, Licensee shall further submit to Marvel's New York Office, to the attention of Senior Contracts Administrator, for written approval without charge, and in a form acceptable to Marvel, a pre-production sketch or model of each item, class, part or category of the Licensed Articles and/or with respect to any Character licensed hereunder. Any item submitted to Marvel shall be deemed disapproved unless the same shall be approved in writing within twenty (20) days of receipt of the item. Licensee shall have ten (10) business days from receipt of Marvel's disapproval (or approval subject to modifications) of any submission, to make such modifications as Marvel may request and to re-submit the so revised material to Marvel for its written approval. If Licensee fails to submit the modified materials for approval within said ten (10) business day period on three occasions, notwithstanding anything to the contrary contained in this Agreement, Marvel shall have the right to terminate this Agreement upon written notice containing a ten (10) day cure period. Licensee's failure to comply with any of the provisions of this section shall be deemed a substantial and material breach of this Agreement and shall entitle Marvel to terminate this license as set forth in Section 15(a) hereof.

      (c) Revocation of Approval. In the event that the quality, appearance or style of any Licensed Article previously approved by Marvel ceases to be acceptable to Marvel, Marvel shall have the right, in its sole discretion, to withdraw its approval of such Licensed Article and to require that Licensee redesign such Licensed Article in a manner consistent with Marvel's new policies. In the event of such withdrawal, Licensee shall as soon as practicable cease the production of the previously approved Licensed Article and shall have a four (4) month sell-off period for such Licensed Article.

      (d) The Marvel logo, URL address for Marvel's website currently located at WWW.MARVEL.COM (or such other logo as Marvel designates), Marvel Comic subscription offer artwork placed prominently on (a) outside packaging and (b) product (on product only if space permits) (to be provided by Marvel in various sizes) and Licensee's name, trade name (or a trademark of Licensee which Licensee has advised Marvel in writing that it is using) shall prominently appear on permanently affixed labeling on each Licensed Article and, if the Licensed
Article is sold to the public in packaging or a container, printed on such packaging or a container so that the public can identify the supplier of the Licensed Articles. On soft goods, "permanently affixed" shall mean sewn on. On hard goods, "permanently affixed" shall mean molded into or printed on the product. On packaging, "permanently affixed" shall mean printed on the package. Licensee shall advise Marvel in writing of all trade names or trademarks it is using on Licensed Articles being sold under this license if such names or marks differ from your corporate name as indicated herein. Licensee shall also provide Marvel with all database information collected from users and consumers in connection with Licensed Articles and Licensee is required to create such database in accordance with all applicable laws so that Marvel may utilize the information at its option, including but not limited to providing consumers with an opt-in for
(a) Marvel to send offers directly to such consumers and (b) allow Marvel to share this information with third parties.

9.    INSPECTION AND APPROVAL
      -----------------------

      (a) Samples for Approval. The nature, quality, style and labeling of the Licensed Articles and the packaging, labels, advertising and promotional material therefor as well as any press releases or public statements involving the Licensed Articles or this License Agreement, shall have the prior written approval of Marvel. To this end, before the first sale, distribution, display or release of any kind or in any media of the Licensed Articles or such other materials, Licensee shall submit to Marvel's New York Office, Submission for approval to Marvel's New York Office or such other office(s) as Marvel may designate, the attention of BRAND ASSURANCE, for Marvel's written approval without charge, the number of samples specified herein for each Licensed Article manufactured hereunder upon completion of the first production, and each different piece of advertising, promotional, packaging and label material therefor as well as any proposed press releases or public statements involving this License Agreement (the "Associated Material"). Licensee shall submit to Marvel's New York Office, to the attention of: Legal Department, free of cost, for Marvel's written approval, Thirty (30) samples of the Licensed Articles upon completion of first production and each different piece of Associated Material therefor prior to sale or publication. Thirty (30) samples of finished Licensed Article and each different piece of Associated Material annually thereafter, so long as it is being distributed by Licensee. Upon submission of each finished Licensed Article, Licensee shall submit each corresponding article's SKU number. Any item submitted to Marvel shall be deemed disapproved unless the same shall be approved in writing within twenty (20) days of receipt of the samples. Licensee shall have ten (10) business days from receipt of Marvel's disapproval (or approval subject to modifications) of any submissions to make such modifications as Marvel may request) and to re-submit the so revised material to Marvel for its written approval. If Licensee fails to submit the modified materials for approval within said ten (10) business day period on three occasions, Marvel shall have the right, notwithstanding anything to the contrary contained in this Agreement, to terminate this Agreement upon written notice with no cure period being required. After Licensed Articles or Associated Materials have been approved pursuant to this Agreement, Licensee shall not depart therefrom in any respect without Marvel's prior written consent. No approval of any submitted product or item by Marvel shall be construed to expand or enlarge the scope of the license granted hereunder. Licensee shall use reasonable efforts to make such changes as are reasonably requested by Marvel after an inadvertent approval or a change of conditions. In the event that this license involves the manufacture and/or sale of a food or drink product or a product intended for human use in the manner of a soap, shampoo, or a similar product, then it is an essential condition of this license, and Licensee covenants and agrees, that there shall not be the slightest departure from the quality or the formula approved by Marvel without the written consent of Marvel obtained in advance.

      (b) Inspection. Marvel or its authorized agents or representatives shall have access to Licensee's premises at all reasonable times, upon reasonable notice, with the right to a full inspection of the production of the Licensed Articles in order to satisfy itself that its standards are maintained, and with the right to be supplied, on request, with a reasonable number of free samples of all Licensed Articles in preparation and the raw materials and ingredients used therein.

      (c) Approval Limitation. Any and all approvals required by Marvel hereunder shall be valid only if in writing and signed by any of the following employees of the Marvel Legal Department: Executive Vice President Business and Legal Affairs, Assistant General Counsel, Associate Counsel, Senior Contracts Administrator, Senior Contracts Manager, Director of Intellectual Property and Property Rights or any other titles which Marvel may designate in writing. Licensee understands that no oral approval or written approval by any other employee may be relied upon or shall bind Marvel. Any reliance on any oral or written modification by any other employee shall be at Licensee's own detriment and risk.

10.   INFRINGEMENT, INDEMNIFICATION AND INSURANCE
      -------------------------------------------

      (a) Infringement of Property. Licensee shall promptly notify Marvel, in writing, of any imitations or infringements of the Property or the rights licensed hereunder which may come to Licensee's attention. Marvel shall have the sole right to determine whether or not any demand, suit or other action shall be taken on account of or with reference to any such infringements or imitations, and Licensee shall not institute any suit or take any action on account of any such infringements or imitations without first obtaining the written consent of Marvel to do so. Marvel, if it so desires, may commence or prosecute any suits or make any such demands in its own name or in the name of Licensee or join Licensee as a party thereto. Licensee shall cooperate with Marvel and in any manner that Marvel may request in connection with any such demands, suits, claims or other actions. If Marvel elects not to sue, Licensee may request permission to bring suit and, with written permission, may bring suit at its own expense, provided Licensee indemnifies Marvel against any loss or damage, including any loss or damage to reputation or goodwill, and provided that trial counsel is approved by Marvel, keeps Marvel fully informed, and further provided that Marvel shall have the right to assume control of the litigation at any time, but is thereupon responsible for its own further litigation expense. Nothing herein shall be construed as imposing any obligation upon Marvel to take action against any alleged infringer, nor to relieve Licensee from full compliance with any of the terms of this Agreement in the event that Marvel does not take such action.

      (b) Infringement of Other Rights. In its use of the Property, or any element or portion thereof, Licensee shall exercise reasonable care, and shall cooperate fully with Marvel, to avoid infringing any rights found to be owned by others in the Territory. Upon learning of the existence or possible existence of rights held by others which may be infringed by the use of any element or portion of the Property under this Agreement, Licensee shall promptly notify Marvel in writing.

      (c) Indemnification of Licensee. Marvel shall defend, indemnify and hold Licensee harmless of, from and against any charges, suits, damages, costs, expenses (including attorneys' fees), judgments, penalties, claims, liabilities or losses of any kind or nature whatsoever, which may be sustained or suffered by or secured against Licensee based upon or arising out of any actual or alleged trademark or copyright infringement arising solely out of the use by Licensee of the Property as authorized in this Agreement, provided that: prompt notice is given to Marvel of any such claims or suits and provided further that: Marvel shall have the option to undertake and conduct the defense and/or settlement of any such claims or suits and that Licensee cooperates with Marvel in the defense of any such claims or suits and Licensee acts to mitigate any damages, and that no settlement of any such claims or suits is made without the prior written consent of Marvel.
Marvel does not warrant any present or future commercial value of the Property.

      (d) Indemnification of Marvel. Licensee shall defend, indemnify and hold Marvel, its parents, subsidiaries, associated and affiliated companies, harmless of, from and against any charges, suits, damages, costs, expenses (including attorneys' fees), judgments, penalties, claims, liabilities or losses of any kind or nature whatsoever, which may be sustained or suffered by or secured against Marvel in connection with the Licensed Articles, or based upon or arising out of any actual or alleged unauthorized use of any patent, trade secret, process, idea, method or device, or any copyright or trademark, other than under this license, or the packaging, distribution, promotion, sale or exploitation of the Licensed Articles, any actual or alleged defect in the Licensed Articles or their packaging, whether latent or patent, including failure of said Licensed Articles or their packaging, distribution, promotion, sale or exploitation to meet any Federal, State or local, or other applicable laws or standards; or any other actual or alleged unauthorized action of Licensee, including a breach of any term of this Agreement.

      (e) Insurance. Licensee shall obtain at its own expense and maintain during the Term of this Agreement and for three (3) years thereafter, general liability insurance including advertising, blanket contractual, product liability and completed operations liability coverages. In the event the Licensed Articles are books or other published materials or of an electronic nature such as software, computer programs, etc., Licensee also shall obtain at its own expense and maintain during the Term of this Agreement and for three (3) years thereafter (five (5) years if the policy form is claims made) multi-media liability insurance which provides coverage for claims arising out of the published material and shall include but not be limited to the allegations of defamation, copyright infringement, invasion of right of privacy, or other personal injury and breach of implied contract. All insurance must be provided by a recognized insurance company having a Best's Rating of no less than "A" providing adequate protection at least in the amounts specified in Section 1(k) for personal bodily injury and property damage for Marvel and also for Licensee. Said insurance shall be primary and non-contributory with respect to any insurance carried by Marvel. Upon return to Marvel of Licensee's signed originals of this Agreement, Licensee shall furnish to Marvel's New York Office, to the attention of Senior Contracts Administrator, a certificate evidencing that such insurance is in force, naming Marvel its subsidiaries, associated and affiliated companies as additional insured parties and providing that such coverage will not be canceled without at least thirty (30) days notice to Marvel. Failure to provide the insurance certificate shall result in termination as per
Section 15(f). Said insurance coverage shall be effective as of the date first written above. Any proposed change in the insurance policy(ies) affecting Marvel's coverage shall be submitted for review as to the policy compliance with the terms and conditions of this Agreement, to Marvel's New York Office, to the attention of Senior Contracts Administrator. The policy(ies) of insurance must be non-cancelable except after thirty (30) days prior written notice to Marvel's New York Office, sent to the attention of Senior Contracts Administrator. As used in Section 10(b) and
(d), "Marvel" shall also include the agents, employees, assignees and any sponsor of Marvel, any advertising agency, and their respective officers, directors, agents and employees. This provision shall survive the termination or expiration of this Agreement. Notwithstanding anything herein to the contrary, in the event that Licensee is not able to obtain, or fails to maintain any of the insurance coverages in the amounts contemplated by this Section 10(e), Licensee shall defend, indemnify, and hold Marvel, its parents, subsidiaries and affiliates harmless of, from and against any charges, suits, damages, costs, expenses (including attorneys' fees), judgments, penalties, claims, liabilities or losses of any kind or nature whatsoever which may be sustained or suffered by or secured against Marvel or any affiliate thereof based on or arising out of the failure of Licensee to obtain or maintain any of the insurance coverages in the amounts contemplated by this Section 10.

11.   ARTWORK
      -------

      (a) Licensee may request from Marvel limited amounts of artwork from the Marvel's multiple online style guides (the "Marvel Online Style Guide") depicting the Property for use in the Licensed Articles for the fees specified in Section 1(j). Licensee may request access to Marvel's additional art database via the internet, (the "D.A.M. System") for an additional fee as specified in Section 1(j). The cost of providing copies of additional artwork, and the cost of both producing and providing copies of additional artwork, other than Style Guide artwork and D.A.M. System artwork (if Licensee chooses this option), which is specifically requested by and specifically prepared for Licensee or the reproduction thereof shall be paid by Licensee upon invoicing therefor. Licensee understands that in the event any fees or royalties are due creators or artists as a result of certain artwork or story-lines, Licensee shall be responsible for the payment of such fees and/or royalties upon invoicing therefor. Payment of artwork and any fees associated therewith shall not be credited against any guarantee or other amount due Marvel. All invoices for artwork shall be paid by Licensee within ten (10) days of receipt. The failure or refusal of Licensee to timely furnish any such payment shall be deemed a substantial and material breach of this Agreement and shall entitle Marvel to terminate this license as set forth in Section 15(a) hereof. During the Term, Licensee shall at its cost and upon Marvel's request, immediately provide Marvel a CD with any Property based hi-resolution artwork created by Licensee.

      (b) All artwork involving the Property, or any reproduction thereof, and all copyrights therein shall, notwithstanding its use by Licensee, be and remain solely the property of Marvel and Marvel shall be entitled to use the same and to license the use of the same by others. Any reproduction or use of such artwork shall be on a non-exclusive basis.

      (c) Licensee shall obtain and promptly furnish to Marvel's New York Office, sent to the attention of Senior Contracts Administrator, on the form annexed hereto as Exhibit B, an Agreement signed by each person who creates, prepares or produces for or on behalf of Licensee (whether as an employee, an independent contractor or otherwise) any artwork involving the Property or any reproduction thereof, stating that such artwork is a work made for hire for Licensee under the U.S. Copyright Laws and acknowledging that such person has no copyright or other rights of any kind in or to such artwork. Licensee shall be deemed to have automatically assigned to Marvel all copyrights in any materials created by or for Licensee in the licensed articles. Further, Licensee shall execute any instruments requested by Marvel to accomplish or confirm the foregoing assignment, and hereby irrevocably appoints Marvel as its attorney-in-fact to execute such instruments if Licensee does not do so.

12.   PROMOTION
      ---------

      Marvel shall have the right, but shall not be under any obligation, to use the Property and/or the name of Licensee so as to give the Property, Licensee, Marvel and/or programs connected with the Property full and favorable prominence and publicity. If the Licensed Articles appear in film produced by or under authority of Marvel, there shall be no obligation by Marvel to discontinue use of such film or any part thereof at the expiration or termination of this license and such continued use shall in no way be construed as an extension of the Term hereof or of this license.

13.   DISTRIBUTION AND ADVERTISING
      ----------------------------

      (a) Licensee shall diligently and continuously use its best efforts throughout the entire Territory licensed hereunder and during the entire Term of this license to distribute solely through the Channels of Distribution identified in Section 1(d)(ii) and sell the Licensed Articles, to make and maintain adequate arrangements for the distribution of the Licensed Articles, to promote and expand its sales hereunder to achieve the highest Net Sales practicably obtainable and to compete with any similar businesses, products or services. Licensee shall sell and distribute the Licensed Articles at a competitive price and not on an approval, tie-in, consignment or 'sale or return' basis, and only to jobbers, wholesalers and distributors for sale and distribution to retail stores and merchants, and to retail stores and merchants for sale and distribution direct to the public. Licensee shall also have the right to distribute and sell the Licensed Articles on home shopping television programs provided Marvel's prior written approval of the dates for the shows, and the Marvel product to be featured thereon, is obtained so that Marvel may avoid any conflicts with any previously scheduled home shopping television shows featuring Marvel product.

      (b) Failure to submit for prior written approval the dates of the show or the product shall be considered a breach of this Agreement for which Marvel shall have the right, notwithstanding anything to the contrary contained in this Agreement, upon written notice to Licensee, to terminate Licensee's rights to distribute and sell the Licensed Articles on home shopping television programs. Licensee acknowledges that it has no right to and shall not, without prior written consent of Marvel, sell or distribute the Licensed Articles to anyone whose sales or distribution are or will be made for publicity, promotional or tie-in purposes, combination sales, premiums, giveaways, by direct mail, electronic sales (whether made through the Internet, a commercial online service or otherwise) or similar methods of merchandising, or whose business methods are or are reported to be questionable. Licensee shall not sell any of the Licensed Articles at a price twenty-five percent (25%) or more below the Established Price for such Licensed Article, without obtaining Marvel's prior written consent, it being recognized that sales below such amount will result in disparagement of the Licensed Articles and/or Marvel.

      (c) Licensee shall purchase the Advertising and Promotion Commitment as specified in Section 1(i)(A). Licensee shall give Marvel two
(2) months prior notice for the placement of each page of advertising. The amount of the Advertising and Promotion Commitment shall not be deducted from royalties owed Marvel, the Minimum Royalty Guarantee or applied to any trade discounts permitted under Section 5(a). The failure or refusal of Licensee to timely furnish any such payment shall be deemed a substantial and material breach of this Agreement and shall entitle Marvel to terminate this license as set forth in Section 15(a) hereof, unless Licensee cures such breach completely by paying Marvel in cash any shortfall within ten
(10) business days of receipt of Marvel's written notice of such breach.

14.   SALE TO MARVEL
      --------------

      (a) Licensee agrees to sell to Marvel the Licensed Articles at Licensee's cost for such Licensed Articles, and shall deliver the Licensed Articles to Marvel at Marvel's expense, and in any quantity Marvel orders, provided that (i) the Licensed Articles so purchased shall not be resold by Marvel and (ii) the Licensed Articles so purchased shall be on a royalty-free basis.

      (b) In the event Marvel wishes to purchase the Licensed Articles for resale purposes, Licensee shall sell to Marvel the Licensed Articles in any quantity Marvel desires at no greater than Licensee's lowest wholesale selling price offered to third parties for such quantities, and Licensee shall pay royalties on all such sales to Marvel in accordance with the provisions hereof.

15.   TERMINATION
      -----------

      (a) In the event of failure by Licensee to furnish the royalty payments and/or Royalty Reports required hereunder in accordance with
Section 5 hereof or to timely pay the Minimum Royalty Guarantee payments in accordance with Section 5 of the Agreement or pay invoices in accordance with

Section 11 and 13 of the Agreement, Marvel shall have the right to terminate this license upon three (3) days' notice in writing, and such notice of termination shall become effective unless, within such three (3) day period, Licensee shall completely remedy the breach and furnish the required payments and/or Royalty Reports. Notwithstanding the foregoing, if Licensee fails to furnish the required payments and/or Royalty Reports more than twice within an eighteen (18) month period, Marvel shall have the right to terminate this Agreement immediately. In the event Licensee fails to submit samples prior to production or sale of the Licensed Articles or the distribution of associated articles in accordance with Section 9(a) hereof, or failure by Licensee to obtain Marvel's written approval of the samples submitted by Licensee in accordance with Section 9 hereof, this Agreement will automatically terminate with no prior notice to Licensee being required.

      (b)  Marvel shall have the right to terminate this Agreement upon ten
(10) days prior notice upon the occurrence of any of the following events:

            (i) If Licensee shall become insolvent or fail to pay its debts and obligations on a current basis or shall make an assignment for the benefit of creditors or become involved in a receivership, bankruptcy or other insolvency or debtor relief proceedings, or any similar proceedings, or in proceedings, voluntary or forced whereby it is limited in the free and unrestrained exercise of its own judgment as to the carrying out of the terms of this Agreement;

            (ii)  if Licensee shall cease to do business;

            (iii) if Licensee shall attempt to assign any of its rights under this Agreement except pursuant to Section 19 (f). For purposes of this Agreement, a merger or consolidation of Licensee with another person or entity, other than its parent or a wholly owned subsidiary, shall be deemed an assignment of this Agreement; or

            (iv) in the event that this Agreement is held invalid or unenforceable by the determination of any government or any court of competent jurisdiction.

            (v) if any Licensed Articles become the subject of a recall by the Federal Consumer Product Safety Commission or any corresponding state or federal agency and Licensee fails to take immediate action to recall such products.

      (c) Change in Character of Licensee. It is understood that the grant of the license herein by Marvel is premised upon the present character and composition of Licensee's management and Licensee's general good standing and reputation in the business community, and is therefore personal to Licensee. Marvel may terminate this Agreement if: (i) there is a transfer, in a single transaction or a series of transactions of twenty-five percent (25%) or more of (a) the then outstanding shares of common capital stock of Licensee or its "Parent" (as defined below) or (b) the combined voting power of the then outstanding voting securities of the Licensee or its Parent entitled to vote generally in the election of directors; or (ii) there is a transfer, in a single transaction or a series of transactions, of all or substantially all of the assets of Licensee or its Parent (in each instance, a "Change of Control"). If Licensee has reason to believe that such a Change of Control has occurred or will occur in the reasonably foreseeable future or if Licensee or its Parent proposes to enter into such a Change of Control transaction, Licensee shall give written notice thereof to Marvel. Within a reasonable time after receiving such notice, Marvel shall give Licensee written notice stating whether it approves or disapproves any such Change of Control or proposed Change of Control and, in the case of its disapproval thereof, whether it exercises its right of termination hereunder, if the Change of Control has already occurred, or will exercise its rights of termination if the proposed

Change of Control is subsequently made. If Marvel approves of such Change of Control and such Change of Control actually occurs, a transfer fee will be immediately payable to Marvel in the amount of TWO HUNDRED AND FIFTY THOUSAND DOLLARS ($250,000) based upon such factors including, but not limited to: the Licensed Articles, the Minimum Royalty Guarantee, the royalty rate and the amount of the remaining Term. This fee will represent consideration to Marvel for, among other issues, Marvel's risk that sales or production may be delayed, approval and supervision of the use of the Property may be compromised, the possible risk associated with the new identity, relationships, credit standing, capabilities, and image associated with a new or altered Licensee, and Marvel's administrative expenses. For purposes of this Section 15(c), Licensee's "Parent" shall mean any person or entity in control of Licensee directly or indirectly through one or more intermediaries.

      (d) Trade Introduction. In the event of failure by Licensee to introduce the Licensed Articles to retail accounts constituting a majority of Licensee's anticipated Net Sales by the Trade Introduction Date provided in Section 1(m), Marvel shall have the right to terminate this license upon thirty (30) days notice in writing, and such notice of termination shall become effective unless, within said thirty (30) day period, Licensee shall remedy the violation and comply with all conditions, and reasonably satisfy Marvel that it has done so.

      (e) Diligent Distribution. If by the Consumer Introduction Marketing Date specified in Section 1(n) or if no such date is specified, within six (6) months after the effective date of this Agreement, or thereafter if in any three (3) consecutive months, Licensee fails to manufacture and sell meaningful quantities of each item, class, part or category of the Licensed Articles within the Territory, or fails to so manufacture and sell Licensed Articles using each of the Characters included in the Property, Marvel, in addition to all other options and remedies available to it hereunder, may terminate this license on written notice with respect to any such item, class, part or category of the Licensed Articles and/or with respect to any Characters which have not been so used, sold and distributed. Such notice shall be effective when mailed to Licensee with no prior notice to Licensee being required.

      (f) Other Breach. Except as otherwise specifically set forth in this Agreement, if Licensee shall violate, breach or be in default of any of its covenants or obligations under this Agreement or shall use bad faith in carrying out the provisions of this Agreement, Marvel, in addition to all other rights, also shall have the right to terminate this license upon thirty (30) days written notice, and such notice of termination shall become effective within said thirty (30) day period, unless Licensee shall completely remedy the violation and satisfy Marvel that all reasonable steps have been taken to prevent reoccurrence. Notwithstanding the foregoing, if Licensee violates, breaches or is in default of any of its covenants or obligations under this Agreement or shall use bad faith in carrying out the provisions of this Agreement more than twice within an eighteen (18) month period, Marvel shall have the right to terminate this Agreement immediately with no cure period.

      (g) Other Licenses, Agreements and Properties. Licensee acknowledges and agrees that if Licensee violates any of its obligations under this Agreement, Marvel shall have the right to terminate any other License Agreement with Licensee (or any affiliate of Licensee). In addition, Licensee acknowledges and agrees that if Licensee violates its obligations under any other agreement (including, but not limited to invoices, payments, purchases or any other obligations) between Marvel and Licensee (or any affiliate of Licensee), or if Licensee (or any affiliate of Licensee) uses the Property or any part thereof beyond the scope of the license granted herein or uses any properties owned by Marvel which are not licensed to Licensee, Marvel shall have the right to terminate this License Agreement. In either event, Marvel's right to terminate shall be effective upon ten (10) days notice in writing and such notice shall become effective unless Licensee shall completely remedy the violation within the ten (10) day period and satisfy Marvel that such violation has been remedied.

      (h) Earliest On Shelf Date. In order to maximize the impact of the motion picture merchandising program and ensure a unified and cohesive introduction of all motion picture merchandise, Licensee shall not without prior written consent of Marvel, commence distribution, shipment, and sale of Licensed Articles utilizing movie elements prior to the Earliest On Shelf Date specified in Section 1(p). Licensee acknowledges that it shall be responsible for assuring that no Licensed Articles will be displayed to the general public, either by Licensee or by anyone else, or available for consumer purchase prior to the Earliest On Shelf Date and Licensee agrees that it shall be liable to Marvel for any damages which occur due to the display or availability of the Licensed Articles prior to such date. In the event that any of the Licensed Articles are displayed or available prior to the Earliest On Shelf Date, Marvel, in addition to all other options and remedies available to it hereunder, may immediately terminate this Agreement on written notice with respect to any such item, class, part or category of the Licensed Articles and/or with respect to any Characters which have not been so used, sold and distributed. Such notice shall be effective when mailed to Licensee with no prior notice to Licensee being required.

16.   OBLIGATIONS ON EXPIRATION OR TERMINATION
      ----------------------------------------

      (a) Reversion of Right. Immediately upon the expiration or termination of this license for any cause whatsoever, all the rights granted to Licensee hereunder shall cease and revert to Marvel, who shall be free to license others to use any or all of the rights granted herein effective on and after such date of expiration or termination. To this end, Licensee will be deemed to have automatically assigned to Marvel upon such expiration or termination, all copyrights, trademark and service mark rights, equities, good will, titles and other rights in or to the Property and all adaptations, compilations, modifications, translations and versions thereof, and (except for Licensee's house mark) all other trademarks and service marks used in connection therewith which have been or may be obtained by Licensee or which may vest in Licensee and which have not already been assigned to Marvel. Licensee shall upon the expiration or termination of this license execute any instruments requested by Marvel to accomplish or confirm the foregoing, and hereby irrevocably appoints Marvel as its attorney-in-fact to execute such instruments if Licensee does not do so. Any such assignment shall be without other consideration than the mutual covenants and considerations of this Agreement. In addition, upon and after such expiration or termination of this license for whatever reasons, Licensee will, except as specifically provided in Section 16(e) hereof, forthwith refrain from further use of the Property or Marvel's name, or any further reference to any of them, direct or indirect, or of anything deemed by Marvel to be similar to the Property.

      (b) Return of Artwork. Upon termination or expiration of this Agreement for any reason whatsoever, Licensee shall return to Marvel's New York Office, sent to the attention of Senior Contracts Administrator, all artwork, including but not limited to all reproductions and all artwork specially produced for Licensee by Marvel or others, whether or not paid for by Licensee.

      (c) No Release. The termination or expiration of this license shall not release any party of any obligation to pay any monies that became due or owing or arose out of any transaction prior to the date of termination or expiration, and all royalties on sales or shipments theretofore made shall become immediately due and payable with no part of the Minimum Royalty Guarantee being repayable, and any balances of the Minimum Royalty Guarantee owed to Marvel shall be immediately due and payable.

      (d) Inventory. Fifteen (15) days before the expiration of this license and, in the event of its termination, fifteen (15) days after receipt of notice of termination or the happening of the event which terminates this license where no notice is required, a statement executed by an officer of Licensee certifying the number and description of the Licensed Articles in inventory or in process shall be furnished by Licensee to Marvel's New York Office to the attention of Senior Contracts Administrator. Marvel shall have the right to take a physical inventory to ascertain or verify such inventory and statement, and Licensee's failure to furnish such statement or the refusal by Licensee to submit to such physical inventory shall forfeit Licensee's right to dispose of such Licensed Articles as provided in
Section 16(e) hereof.

      (e) Disposal. After expiration of this license, for the Post-Expiration Disposal Period specified in Section 1(o), Licensee may, except as otherwise provided in this Agreement, dispose of, on a nonexclusive basis, and in compliance with all of the terms and conditions hereof, including Section 13, those Licensed Articles which are on hand or in process at expiration, provided royalties with respect to such Calendar Period are paid and Royalty Reports are furnished for such Calendar Period in accordance with Section 5 hereof. Royalties on Net Sales during the Disposal Period may not be applied against any unearned balance of the Minimum Royalty Guarantee. Licensee shall not be authorized to dispose of the excess inventory in the Disposal Period to the extent that it exceeds ten percent (10%) of the total number of Licensed Articles sold during the twelve (12) month period immediately prior to the Expiration Date without Marvel's prior written consent. Notwithstanding anything to the contrary herein, Licensee shall not sell or dispose of any Licensed Articles after termination of this Agreement pursuant to Section 15. In the event that Licensee sells or exploits the Licensed Articles after the Post-Expiration Disposal Period the royalty due Marvel on such sales shall be the Net Sales.

      (f) Undisposed Licensed Articles. Upon expiration or termination of this license, or upon the expiration of the period for disposal where permitted under the previous subsection, title to all remaining Licensed Articles, if any, and all tags, labels, packaging, advertising, promotional, and display materials therefor, and all molds, plates, engravings and/or mechanicals used to make any of the Licensed Articles or any of the aforesaid materials, shall be deemed to have automatically vested in Marvel. Licensee shall immediately deliver such remaining Licensed Articles, materials, and items to Marvel's New York Office, to the attention of Senior Contracts Administrator, at no expense to Marvel, and Marvel shall have the right to enter the business premises of Licensee and take possession of them or Licensee shall destroy such Licensed Articles, materials and items if so requested by Marvel, and shall furnish Marvel's New York Office, sent to the attention of Senior Contracts Administrator, with a certificate of destruction executed by an officer of Licensee.

17.  REMEDIES
     --------

      (a) General. In addition to the right to terminate, Marvel may, upon any default by Licensee, take whatever action it deems reasonably necessary to protect its rights and interests hereunder, and termination of this license shall be without prejudice to any rights or remedies which Marvel may otherwise have against Licensee.

      (b) Use after Termination, etc. Licensee acknowledges that its failure to cease the use of the Property or to cease sale or distribution of the Licensed Articles at the termination or expiration of this license, except as expressly provided herein, will result in immediate and irreparable damage to Marvel and to the rights of any subsequent licensee.
 Licensee acknowledges and admits that there is no adequate remedy at law for such failure, and Licensee agrees that in the event of such failure, Marvel shall be entitled to injunctive relief and such other and further relief as any court with jurisdiction may deem just and proper.

      (c) Interest, Damages and Cost. In the event Licensee shall default in the payment of monies required to be paid to Marvel hereunder, in addition to any remedies which Marvel may have at law or in equity to recover any such monies as may be due and owing, Marvel shall be entitled to receive from Licensee interest on such monies as may be owing from the date of default at a rate equal to six percent (6%) above the prime lending rate charged by Marvel's bank in New York on the date of default. In the event that Licensee is in breach or default hereof, then Licensee shall be responsible for the damages and expenses caused Marvel thereby, including attorneys' fees, incurred by Marvel to enforce any of its rights hereunder, such as, for example, the seeking of a temporary restraining order or an injunction, or the obtaining of damages.

18.  SUBCONTRACT MANUFACTURE
     -----------------------

      Licensee may utilize a third party subcontract manufacturer approved in writing by Marvel in connection with the manufacture and production of the Licensed Articles, provided that such subcontractor shall execute a letter in the form of Exhibit C attached hereto and by this reference made a part hereof. In such event, Licensee shall remain primarily obligated under all of the provisions of this Agreement. In no event shall any such subcontract manufacturer Agreement include the right to grant any further sublicenses.

19.  GENERAL
     -------

      (a) Integrity of Agreement. This Agreement contains and embodies the entire Agreement and understanding of the parties concerning the subject matter hereof. No warranties, representations, understandings, inducements, promises, guarantees, agreements or conditions, express or implied, not expressly contained herein, have been made or shall be enforceable by either party concerning the subject matter hereof or any relationship between the parties. Nothing contained herein shall be deemed an express or implied warranty on the part of Marvel that efforts to gain copyright, trademark or service mark registration will be successful, or that the Property has or will in the future have any commercial value, and it is understood that no liability shall attach to Marvel for any failure to secure such registration, nor shall there be any modification hereof for such reason.

      (b) Relationship Between the Parties. The relationship between the parties hereto is that of licensor and licensee, and this Agreement is not to be construed as creating a partnership, joint venture, master-servant, principal-agent, or other relationship for any purpose whatsoever. Except as may be expressly provided herein, neither party may be held for the acts either of omission or commission of the other party, and neither party is authorized to or has the power to obligate or bind the other party by contract, Agreement, warranty, representation or otherwise in any manner whatsoever.

      (c) Force Majeure. Licensee and Marvel shall be released from their obligations hereunder and this license shall terminate with respect to such territory, field or part thereof as to which governmental regulations or other causes arising out of a state of national emergency renders performance impossible, for a period of more than ninety (90) days, and one party so informs the other in writing of such causes and its desire to be released. In such event, all royalties on sales theretofore made with respect to such territory, field or part shall become immediately due and payable to Marvel. In addition, the Minimum Royalty Guarantee, prorated until the time of termination, or all Advance and Minimum Royalty Guarantee payments made to Marvel as of the date of the Force Majeure event shall become retained or become due and/or payable, as applicable, to Marvel. No part of the aforementioned payments shall be repayable to Licensee.

      (d) Mailing Addresses. All notices, reports and statements to be given and all payments to be made hereunder, shall be given or made by first class, Registered or Certified mail, or Federal Express or any overnight delivery service providing notice of receipt at the respective addresses of the parties as set forth above, unless notification of a change of address is given in writing, and three (3) days after the date of mailing by first class, Registered or Certified mail, Federal Express or any overnight delivery service, as post-marked shall be deemed the date the notice, report or statement is given. The mailing of a notice by Registered or Certified mail shall constitute notice hereunder even in the event of refusal to accept by addressee.

      (e) Survival and Separability. Notwithstanding anything to the contrary herein, all provisions hereof are hereby limited to the extent mandated by any applicable law or decisions. If any one or more paragraphs, clauses or other portions hereof should ever be determined to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction or be illegal, invalid or invalidated or unenforceable within any jurisdiction by reason of any existing law or statute, then to that extent and within the jurisdiction in which it is illegal, invalid or unenforceable it shall be limited, construed or severed and deleted herefrom, and the remaining extent and/or remaining portions hereof shall survive, remain in full force and effect and continue to be binding and shall not be affected except insofar as may be necessary to make sense hereof, and shall be interpreted to give effect to the intention of the parties insofar as that is possible.

      (f) Assignment or Sublicense. This Agreement and the license rights granted hereunder are personal to Licensee and shall not in any manner whatsoever be assigned, sublicensed, hypothecated, mortgaged, divided or otherwise encumbered by Licensee to or with any other person or entity without Marvel's prior written consent which it may withhold in its sole discretion but no such assignment by Licensee shall release Licensee from any of its obligations or liabilities hereunder. This Agreement and the provisions hereof shall be binding at all times upon and inure to the benefit of the parties hereto, their successors and permitted assigns. Any attempted assignment in violation of the provisions hereof shall be void ab initio and the assignee shall obtain no rights by reason thereof.

      (g) Construction and Jurisdiction. This Agreement shall be construed and interpreted in accordance with the laws of the State of New York applying to contracts fully executed and performed in New York. Licensee agrees to submit to exclusive jurisdiction in the courts (both Federal and State) of New York State for any action brought by Marvel or Licensee hereunder, to bring no action in any other Court, and Licensee further agrees to accept service of process by mail at its above written address, and Licensee also designates the Secretary of State of New York and the state of Licensee's incorporation to accept service of process by mail on behalf of Licensee. The titles and headings of the sections, subsections and other divisions of this Agreement are inserted merely for convenience and identification and shall not be used or relied upon in connection with the construction or interpretation of this Agreement.

      (h) No Waiver. None of the provisions hereof shall be deemed to be waived or modified, nor shall they be renewed, extended, altered, changed or modified in any respect except by an express agreement in writing duly executed by the party against whom enforcement of such waiver, modification, etc. is sought. The failure of either party hereto to object to the failure on the part of the other party to perform any of the terms, provisions or conditions hereof or to exercise any option herein given or to require performance on the part of the other party of any term, provision or condition hereof, or any delay in doing so, or any custom or practice of the parties at variance therewith, shall not constitute a waiver or modification hereof or of any subsequent breach or default of the same or a different nature, nor affect the validity of any part hereof, nor the right of either party thereafter to enforce the same, nor constitute a novation or laches.

      (i) Ethics. Licensee agrees that no part of the consideration paid pursuant to this Agreement shall be offered, paid or payable, directly or indirectly, to any governmental official, political party or official thereof, or any candidate for political office, for the purpose of influencing any act or decision of such person or party or inducing such person or party to use his or its influence to affect or influence any act or decision of any national, state or local government or instrumentality thereof. For the purposes of this Section (i), the term "governmental official" shall include any officer or employee of a national, state or local government, or any department, agency or instrumentality thereof, or any person acting in an official capacity of or on behalf of such government or department, agency or instrumentality.

      (j) Prevailing Languages. In the event of any conflict of interpretation between this Agreement and any translation, the original English version shall prevail.

20.  WAIVER OF JURY TRIAL AND RIGHT TO COUNTERCLAIM
     ----------------------------------------------

LICENSEE HEREBY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY SUMMARY OR OTHER ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, AND ANY CLAIM FOR INJURY OR DAMAGES. LICENSEE ALSO HEREBY WAIVES ALL RIGHT TO ASSERT OR INTERPOSE A COUNTERCLAIM IN ANY SUMMARY PROCEEDING OR OTHER ACTION OR PROCEEDING BROUGHT BY MARVEL AND SHALL BRING A SEPARATE ACTION TO ASSERT SUCH COUNTERCLAIM.

IN WITNESS WHEREOF, and intending to be legally bound thereby the parties hereto have caused this instrument to be duly executed as of the day and year first above written.

MARVEL CHARACTERS, INC./MARVEL ENTERPRISES, INC.

By: ______________________________
Name: ____________________________
Title: ___________________________
Date: ____________________________

BRAVO! FOODS INTERNATIONAL CORP.

By: ______________________________
Name: ____________________________
Title: ___________________________
Date: ____________________________